      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  USW-C, INC.
                        (to be renamed "U S WEST, Inc.")

               (Exact name of registrant as specified in charter)

               DELAWARE                                84-0953188
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                Identification No.)

                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202
                                 (303) 793-6676

         (Address, including zip code, and telephone number, including area code of registrant's principal executive officer)
                           --------------------------

                           SHAREOWNER INVESTMENT PLAN

                            (full title of the Plan)
                           --------------------------

                           THOMAS O. MCGIMPSEY, ESQ.
                                  USW-C, INC.
                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202
                                 (303) 793-6676

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: JUNE 12, 1998
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED                BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)         FEE(1)
Common Stock, par value $.01 per share(2).........      10,000,000           $50.1562          $501,562,000          $147,961

(1) The registration fee for all securities registered hereby, $147,961, has been calculated as follows: 0.000295 of $50.1562 (the average of the high and low prices of U S WEST Communications Group Common Stock of U S WEST, Inc. reported in the consolidated reporting system of the New York Stock Exchange on May 13, 1998) multiplied by 10,000,000 shares of Common Stock being registered hereby.

(2) Includes Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable separately from the Common Stock.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    GENERAL

    This Registration Statement on Form S-3 for USW-C, Inc., a Delaware corporation (the "Registrant"), is filed in connection with the Separation (as defined under the caption entitled "DESCRIPTION OF SEPARATION" contained in the Prospectus). The Separation and the transactions related thereto are more fully described in the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (File No. 333-45765) on February 6, 1998, as amended.

                  PART I:  INFORMATION REQUIRED IN PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION -- DATED MAY 15, 1998

--------------------------------------------------------------------------------

                                                                       [LOGO]

                           SHAREOWNER INVESTMENT PLAN

    As a service to its registered shareowners and other investors, U S WEST offers a Shareowner Investment Plan (the "Plan") designed to provide you with a convenient, low cost way to purchase shares of U S WEST Common Stock (the "Common Stock").

    - You may automatically reinvest all or a portion of your cash dividends paid on shares of Common Stock registered in your name and/or make optional investments of cash of up to $100,000 per calendar year.

    - You may transfer shares of Common Stock easily or sell at low cost.

    - You may own or transfer your shares of Common Stock without holding certificates.

    The shares of Common Stock purchased under the Plan may be newly issued shares or treasury shares purchased from U S WEST, or shares purchased in the open market, as determined by U S WEST. The price of such shares of Common Stock will accordingly vary depending upon the type of purchase described above. If you do not elect to participate in the Plan you will continue to receive your cash dividends, as declared, in the usual manner. BEFORE YOU DECIDE TO ENROLL IN THE PLAN, YOU SHOULD READ THIS ENTIRE PROSPECTUS. IT IS SUGGESTED THAT YOU RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

                              -------------------

    This Prospectus relates to approximately 10,000,000 authorized shares of U S WEST Common Stock registered for purchase under the Plan. THE TERMS OF THIS PROSPECTUS APPLY TO DIVIDENDS REINVESTED AND OPTIONAL PAYMENTS MADE ON OR AFTER THE SEPARATION (AS DESCRIBED HEREIN).

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY        REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

June   , 1998

--------------------------------------------------------------------------------

                           DESCRIPTION OF SEPARATION

    This Plan is effective only upon consummation of the separation of U S WEST, Inc. ("Old U S WEST") into two independent companies (the "Separation"). Old U S WEST currently conducts its business through two groups, the U S WEST Communications Group and the U S WEST Media Group. Upon consummation of the Separation, USW-C, Inc. (to be renamed "U S WEST, Inc." at Separation and referred to in this Prospectus as "U S WEST") will become a separately-traded company and will conduct the business of the U S WEST Communications Group and the domestic directories business of the U S WEST Media Group. The Separation is expected to occur in June of 1998.

                                    U S WEST

    U S WEST is incorporated under the laws of the State of Delaware and has its principal executive offices at 1801 California Street, Denver, Colorado 80202 (telephone number 303-672-2700).

                           SHAREOWNER INVESTMENT PLAN

ADVANTAGES OF THE PLAN

    - You may acquire additional shares automatically by reinvesting all or a portion of your cash dividends on a minimum of 10 shares.

    - You may supplement purchases made with reinvested dividends by also making optional cash payments of up to $100,000 per calendar year. You may make optional cash payments by check, money order or electronic funds transfer from a predesignated bank account.

    - If U S WEST purchases shares for the Plan on the open market, you will incur a small brokerage fee. If, however, the shares are purchased from U S WEST for the Plan, you will pay no brokerage fee.

    - You will be credited with dividends paid on all full and fractional shares acquired under the Plan.

    - Shares purchased under the Plan will be held in uncertificated book-entry form, unless you elect to receive a certificate representing such shares. If you elect to receive a certificate, you may deposit such certificate with the Agent (as defined below) for safekeeping at no additional cost.

    - You may direct the transfer, at any time and at no cost to you, of all or a portion of your shares to other persons.

    - If you currently do not own shares of Common Stock, you may participate by making an initial cash investment of at least $1,000 to purchase such shares under the terms of the Plan.

    - You may purchase shares for family members and others by making an initial cash investment of at least $1,000 in their name(s) under the terms of the Plan.

    - Your record keeping is simplified by the Agent's issuance of quarterly statements indicating account transactions, as well as statements following optional purchases.

    - You may direct the Agent by telephone to sell all or a portion of your shares.

    - You may change or cancel your enrollment at any time simply by calling our toll-free number, 1-800-537-0222, and giving them new instructions.

    - There is a fee of $1.00 per account per quarter plus applicable brokerage commissions for certain purchases and all sales.

COSTS TO PURCHASE AND SELL SHARES

    - For your participation in the Plan there is a fee of one dollar ($1.00) per account per quarter. The quarterly fee will be deducted from the dividend (if any) paid to you each quarter on enrolled shares and the remaining net dollar amount will be used to purchase shares.

    - You will incur a small brokerage fee if shares are purchased on the open market. That fee is currently $.03 per share and is subject to change. There are no brokerage fees when newly issued shares or treasury shares are purchased from U S WEST.

    - The chart below illustrates for you the amount of dividends, after the $1.00 fee has been deducted, that would be available to purchase additional shares. The chart is based upon the current dividend of $.535 per quarter and assumes that no brokerage fees are due and payable.

                                            PERCENT OF
                            AMOUNT OF       DIVIDENDS
               QUARTERLY    DIVIDENDS      AVAILABLE TO
 NUMBER OF     AMOUNT OF   AFTER $1.00       PURCHASE
 SHARES(*)     DIVIDENDS       FEE      ADDITIONAL SHARES
------------  -----------  -----------  ------------------
     10        $    5.35    $    4.35          81.31%
     20            10.70         9.70          90.65
     50            26.75        25.75          96.26
    100            53.50        52.50          98.13

------------------------

(*) Participants that transferred shares from the Shareowner Investment Plan of Old U S WEST may reinvest dividends on a minimum of 4 shares.

    - There is a small brokerage fee if shares are sold and a $10 sell fee which will be deducted from your shares sold.

PLAN ADMINISTRATION

    State Street Bank and Trust Company (the "Agent") has been designated by U S WEST to administer the Plan, keep records, send statements of account and perform other duties relating to the Plan.
                 ----------------------------------------------

                         FOR INFORMATION ABOUT THE PLAN
                           Call State Street Bank and
                     Trust Company toll free: 800-537-0222.
              Outside the Continental United States call collect:
                                 0-505-989-2004
                                       or
                           Write to: U S WEST, Inc.,
                                 P.O. Box 8936,
                        Boston, Massachusetts 02266-8936
                 ----------------------------------------------

WHO CAN JOIN AND HOW

    - If you are a Shareowner of record, you may enroll in the Plan at any time (after receiving a copy of this Prospectus) by signing and returning to the Agent an Authorization Form, or by calling the Agent at (800) 537-0222.

    - If you are not currently a Shareowner, you may enroll in the Plan at any time (after receiving a copy of this Prospectus) by signing and returning to the Agent the Authorization Form, together with a check or money order (in U.S. dollars) in an amount of at least $1,000 but no more than $100,000 made payable to "U S WEST, Inc."

    - You must reinvest dividends on a minimum of 10 shares (participants that transferred fewer than 10 enrolled shares from the Plan's predecessor may reinvest dividends on a minimum of 4 shares).

    - Certain Shareowners of record on the Separation date that participated in the predecessor plan will automatically continue in this Plan.

    - U S WEST may in its discretion aggregate accounts if (1) participants use the same Social Security or Taxpayer Identification Number or (2) it believes that accounts under the Plan are under common control or management or have common ultimate beneficial ownership. If U S WEST determines that such accounts must be aggregated, it will have the right to return (without interest) within 30 days of receipt any amounts in excess of the applicable investment limitations.

    - U S WEST may establish other or additional requirements that apply to participation in the Plan by brokers, banks and others acting in a representative capacity on your behalf. U S WEST reserves the right to decide that future participation by you in the Plan is dependent upon compliance with all requirements currently in effect.

    - Please note that regulations governing the different forms of stock registration may vary by state and may impose certain restrictions on the manner in which you desire to have your share ownership recorded on the books of U S WEST.

    - It is U S WEST's desire to make the Plan available to all persons wishing to participate. However, regulations in certain countries may limit or prohibit participation in this type of plan. Therefore, if you reside outside the United States and wish to join the Plan, you should first determine whether you are subject to any governmental regulation prohibiting your participation.

EFFECTIVE DATE OF ENROLLMENT

    - Your enrollment in the Plan will commence upon review and acceptance by the Agent of a properly executed Authorization Form, or upon approval by the Agent of a telephone enrollment request.

    - If U S WEST receives and processes your enrollment on or before the record date for the next dividend, reinvestment will begin with that dividend. Record dates generally fall on or about the tenth day of the month preceding dividend payment dates. Dividend and voting rights will commence upon settlement which is ordinarily three business days after purchase.

    - Optional cash payments and initial payments made by you will be invested on the next Investment Date (as defined below) after their receipt so long as such payments are received by the Agent no later than two business days prior to such Investment Date. Payments must be invested and settled by the applicable record date if the shares purchased are to be eligible for the next scheduled dividend.

INVESTMENT DATES

    - With respect to dividend reinvestments, the Investment Date is the same as the dividend payment date, generally on the first business day of each February, May, August and November.

    - The Investment Date for optional cash payments and initial payments will be every Thursday (or, if such Thursday is not a business day, the next succeeding business day).

OPTIONAL CASH PAYMENTS AND PAYMENTS SUBMITTED WITH AUTHORIZATION FORMS

    - If you are a Shareowner of record and enrolled in the Plan, you may make optional cash payments weekly in an amount not less than $100 (in U.S. dollars) and not more than $100,000 in any calendar year.

    - If you are NOT currently a Shareowner, you may make an initial cash payment of at least $1,000 but not more than $100,000 in a calendar year. Any initial cash payments must be accompanied by an Authorization Form.

    - Since interest will not be paid on any optional cash payments or initial cash payments received and held by the Agent prior to investment, you should make such payments so that they are received by the Agent as close as possible to, but not after, the applicable Investment Date.

    - All optional cash payments or initial cash payments made by you should be made (1) by check or money order made payable to "U S WEST, Inc." and mailed to the Agent. For your convenience, a return envelope and a cash payment form are enclosed with account statements mailed to you; or (2) via electronic funds transfer ("EFT") from a predesignated account (for information regarding payment by EFT, you should call the Agent at (800) 537-0222). If you make a payment via EFT, you may be charged fees by the commercial bank initiating the transfer. (Participants who had EFT investments for less than $100 under the predecessor Plan may continue to invest less than $100.)

    - Please note that third-party checks will not be accepted in making optional cash payments and that the optional cash payment must be in U.S. dollars.

    - You may be assessed a fee for any insufficient funds on checks or electronic funds transfers.

SOURCE AND PRICE OF SHARES PURCHASED

    - At the discretion of U S WEST, shares purchased with reinvested dividends or cash payments will be newly issued shares, treasury shares, or shares purchased on the open market.

    - The price of shares purchased from U S WEST will be the average of the high and low sales prices on the Investment Date as reported on the New York Stock Exchange Consolidated Tape, or if no trading occurs on that date, the average of the high and low sale prices on the trading days immediately preceding and following the Investment Date.

    - The price of shares purchased on the open market or by negotiated transactions will be the average cost of all shares purchased in relation to the Investment Date, calculated to four decimal places, less brokerage commissions.

SHARE PURCHASES

    - Your account will be credited with the number of shares, including fractions to three decimal places, equal to the total of your funds available for investment (including dividends, if any), divided by the purchase price.

    - Shares acquired from U S WEST will be purchased for your account as of each Investment Date. Purchases of shares from other than U S WEST will be made as promptly as possible on or after the applicable Investment Date and may occur over such periods of time as are consistent with applicable federal securities laws.

    - Purchases of shares on the open market may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transaction, and are subject to such terms and conditions, including price and delivery, to which the Agent may agree. For the purpose of making purchases, the Agent will commingle each participant's funds with those of all other participants.

SAFEKEEPING SERVICE FOR COMMON STOCK CERTIFICATES

    - The purpose of the Plan's Safekeeping Service is to allow you to deposit any Common Stock share certificates in your possession with the Agent for safekeeping. Shares deposited for safekeeping will be credited to your account under the Plan.

    - You may send share certificates currently in your possession to the Agent for safekeeping if you wish. We will credit those shares to your Plan account.

    - Replacement of lost or stolen share certificates can be expensive and time consuming. The risk of loss and the extra expense of keeping your share certificates in a bank vault are eliminated with safekeeping.

    - Shares added to the Plan through safekeeping may be easily and inexpensively sold through the Plan at any time.

    - U S WEST will reinvest the dividends on shares which you deposit in the Plan for safekeeping unless otherwise indicated.

    - To take advantage of our safekeeping service, simply return your share certificates to the Agent with a letter of instruction, or check the "Deposit Enclosed Certificate" box on the bottom of your Statement of Account and return that with your share certificates.

    - If you withdraw from the Plan or the Plan is discontinued, you may elect to leave your Plan shares in the Direct Registration System ("DRS") outside the Plan or receive your Plan shares either by certificate or in cash.

FULL OR PARTIAL REINVESTMENT OF CASH DIVIDENDS

    - Full or partial reinvestment is available. You may specify the number of shares for which cash dividends are to be invested in additional shares and receive the balance of such dividends in cash (10 share reinvestment minimum, except that participants who were participants of the Shareowner Investment Plan of Old U S WEST may reinvest dividends on a minimum of 4 shares).

    - You may change the investment at any time by signing a new Authorization Form and returning it to the Agent, or by telephoning the Agent at (800) 537-0222. An Authorization Form and envelope may be obtained at any time by contacting the Agent. Any change with respect to reinvestment of dividends must be received and approved by the Agent no later than the record date for the next dividend in order to make a change with respect to that dividend.

STATEMENTS OF ACCOUNT

    - Following receipt of a dividend or an optional cash purchase, you will receive a Statement of Account showing amounts invested, purchase prices, shares purchased, fees paid, tax basis of shares purchased and other information for the year to date. In addition, you will receive communications sent to all registered Shareowners, including U S WEST's annual report and notice of Shareowners' meetings and proxy statement.

    - For optional cash payments, your Statement of Account will reflect the settlement date and not the purchase date. The settlement date is generally three business days after the purchase date, and is the date that you will become the owner of the shares.

CERTIFICATES FOR SHARES

    - Since shares purchased under the Plan will be held in uncertificated book-entry form, you will not receive certificates for shares purchased unless you request them. This protects you against loss, theft or accidental destruction of your certificates. You may request a certificate for any number of shares in your account at any time simply by calling toll-free, 1-800-537-0222.

    - Certificates for any number of whole shares held in an account under the Plan will be issued within five business days after receipt of a telephone request or a written request which must be signed by all participants on the account (please note that Corporations must submit a written request with a certified copy of the applicable resolution). Dividends will continue to be reinvested on these shares unless you indicate otherwise. Any remaining shares will continue to be held in your account.

    - A certificate for a fractional share will not be issued under any circumstances.

    - Shares held in your account under the Plan may not be pledged, unless you have requested and received a certificate(s) for such shares.

    - An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for shares purchased under the Plan. This request should be mailed to the Agent.

TERMINATION OF PLAN ENROLLMENT

    - You may terminate your participation at any time by calling 1-800-537-0222 or by sending a written notice, signed by all participants on the account.

    - Upon termination, you may elect to leave some or all Plan shares in DRS outside the Plan, or you may elect any of the following options:

       - A stock certificate for all full shares and a check for the proceeds from the sale of any fractional share, less brokerage commission and taxes, if any.

       - A stock certificate for part of the shares and a check for the proceeds from the sale of the balance, less brokerage commission and taxes, if any, and a $10 sell fee deducted from your sale proceeds.

       - A check for the proceeds from the sale of all shares in your account, less brokerage commission and taxes, if any, and a $10 sell fee deducted from your sale proceeds.

    - U S WEST will terminate your enrollment in the Plan as soon as practicable after receiving your request (usually within ten business days). If U S WEST receives your request between the ex-dividend date and the dividend record date, we will terminate your account following the dividend record date. If we receive your request between the record and payable date, we will defer the termination of your account until after the payable date so that you will receive all the shares to which you are entitled.

    - U S WEST will defer the withdrawal or sale of any shares purchased with a check until after that check has cleared your bank.

    - If you have fewer than ten shares (four shares for participants in the Plan's predecessor) in your account enrolled in the Plan, we will automatically terminate your account in the Plan.

    - Sales will be made on the open market at current prices, or to U S WEST at the average of the high and low sales prices as reported on the NYSE Consolidated Tape on the date your termination request is processed. U S WEST is not obligated to purchase such shares. U S WEST CAN NOT SELL YOUR SHARES FOR YOU AT A SPECIFIC TIME OR AT A SPECIFIC PRICE. If you wish to specify the price or date for your sale, you should request a certificate from the Agent and then sell through your broker.

TRANSFER OF SHARES

    - If you wish to change the ownership of all or part of your shares held in the Plan (through gift, private sale or otherwise) you should mail a properly executed stock power (with Medallion signature guarantee), along with a letter of instruction, to the Agent. The Agent will provide you with a stock power form upon request.

    - If your Plan shares are transferred to another person, the Agent will retain the shares, and open a new Plan account in the name of the person to whom the shares are transferred. The new account will be automatically enrolled on full reinvestment unless the new owner indicates otherwise.

VOTING OF SHAREOWNER INVESTMENT PLAN SHARES

    - You will receive a proxy card representing the shares you own including Plan shares. The proxy will be voted for both full and fractional shares as indicated by you on the proxy card.

    - If the proxy card is returned signed, and no voting instructions are given with respect to any item thereon, all of your shares will be voted in accordance with the recommendations of U S WEST management. This is the same procedure that is followed for all Shareowners who return proxies and do not provide instructions. If the proxy card is returned unsigned, none of your shares will be voted.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

    - Please retain your quarterly Plan statements for tax reporting purposes.

    - The amount of cash dividends paid by U S WEST is included as income even though reinvested under the Plan. The Form 1099-DIV sent to you and the Internal Revenue Service ("IRS") at end-of-year will show as dividend income the full amount of dividends reinvested under the Plan as well as the amount, if any, of dividends paid in cash. The cost basis per share for Federal income tax purposes of shares acquired through the Plan on any given Investment Date will be determined by dividing the total of the dividends reinvested net of taxes withheld, if any, brokerage commissions, if any, and your optional cash payments, if any, by the number of shares including any fraction of a share, acquired on your behalf by the Agent.

    - The sale of shares through the Plan will be reported to the IRS on Form 1099-B except where gross proceeds are $20 or less.

    - Your holding period for shares acquired through the Plan will begin on the day following the purchase of such shares.

    - You will not realize any taxable income when you receive certificates for whole shares held in your account.

    - You will realize gain or loss when full or fractional shares are sold or exchanged and the amount of such gain or loss will be the difference between the amount which you receive for the shares and the tax basis thereof.

    - You should consult with your own tax advisers for advice applicable to your particular situation.

    - If you failed to furnish a valid certified taxpayer identification number to the Agent (unless you are exempt from the back-up withholding requirements described in section 3406 of the Internal Revenue Code), then the Agent must withhold 31% from the amount of share dividends and the proceeds of the sale of any whole or fractional shares. In addition, the Interest Dividend Tax Compliance Act of 1983 provides that if you fail to certify that you are not subject to withholding on interest and dividend payments under section 3406(a)(1)(C) of the Internal Revenue Code, then 31% must be withheld from the amount of share dividends. The withheld amounts will be deducted from the amount of dividends and the remaining amount will be reinvested.

    - If you are a foreign Shareowner whose share dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of share dividends and the remaining amount of dividends will be reinvested.

STOCK SPLITS OR STOCK DIVIDENDS

    - Any shares distributed to you as a result of a stock dividend or stock split by U S WEST will be added to your account.

LIMITATIONS ON LIABILITY

    - Neither U S WEST nor the Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (1) arising out of failure to terminate an account upon a participant's death prior to receipt of notice in writing of such death, (2) with respect to the prices at which shares are purchased or sold for your account and the times when such purchase or sales are made, or (3) for any fluctuation in the market value after purchase or sale of shares.

    - Furthermore, if it appears to U S WEST that any participant is using or contemplating the use of the optional cash payment investment mechanism (or other feature of the Plan) in a manner or with the effect that, in the sole judgment and discretion of U S WEST, is not in the best interests of U S WEST or its Shareowners, then U S WEST may decline to issue all or any portion of the shares for which any optional cash payment by or on behalf of such participants is tendered. Such optional cash payment (or the portion thereof not to be invested in shares) will be returned by U S WEST as promptly as practicable, without interest.

    - You should realize that U S WEST cannot assure you of a profit or protect you against a loss on the shares purchased by you under the Plan.

    - Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends will depend upon future earnings, the financial condition of U S WEST and other factors.

CHANGES TO PLAN OR DISCONTINUANCE

    - U S WEST reserves the right to suspend, modify or terminate the Plan at any time. Upon termination of the Plan by U S WEST, you may elect to leave your Plan shares in DRS outside the Plan, or receive certificates for whole shares held in your account under the Plan and cash payment will be made for any fraction of a share.

                                USE OF PROCEEDS

    U S WEST is unable to estimate the amount of proceeds from the shares to be sold under this Plan. U S WEST intends to use proceeds from the sale of such shares for general corporate purposes, which may include advances to or investments in subsidiary companies.

                                    EXPERTS

    The audited combined financial statements and combined financial statement schedule of U S WEST and the audited consolidated financial statements and the Supplementary Selected Proportionate Results of Operations of Old U S WEST for the years ended December 31, 1997 and 1996 included in Old U S WEST's proxy statement on Schedule 14A (the "Proxy Statement"), filed April 20, 1998, and the audited consolidated financial statements, Supplementary Selected Proportionate Results of Operations and financial statement schedule of Old U S WEST for the years ended December 31, 1997 and 1996 included in Old U S WEST's Annual Report on Form 10-K, as amended by Form 10-K/A filed April 13, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Old U S WEST for the year ended December 31, 1995 included in the Proxy Statement filed April 20, 1998, and the consolidated financial statements and consolidated financial statement schedule of Old U S WEST for the year ended December 31, 1995 included in Old U S WEST's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 13, 1998, have been incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The combined financial statements and combined financial statement schedule of U S WEST for the year ended December 31, 1995 included in the Proxy Statement filed April 20, 1998 have been incorporated herein by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    COUNSEL

    Thomas O. McGimpsey, Senior Attorney and Assistant Secretary of U S WEST, has passed upon the legality of the issue for U S WEST.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits U S WEST's board of directors to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of U S WEST, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    U S WEST's Restated Certificate of Incorporation and By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.

    As permitted by section 102 of the DGCL, U S WEST's Restated Certificate of Incorporation eliminates liability to U S WEST or its stockholders for breach of fiduciary duty as a director, including without limitation for serving on a committee of U S WEST's board of directors; provided, however, that the foregoing does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to U S WEST or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    The directors and officers of U S WEST are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by U S WEST.

                             AVAILABLE INFORMATION

    U S WEST is subject to the informational requirements of the Securities Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning U S WEST can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the Internet's World Wide Web at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including U S WEST. The Common Stock is listed and traded on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE") and such reports, proxy statements and other information concerning U S WEST may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of the PSE, 115 Sansome Street, 2(nd) Floor, San Francisco, California 94104.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by U S WEST (and its predecessor Old U S WEST) with the Commission and are incorporated herein by reference: (i) Old U S WEST's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 13, 1998; (ii) Old U S WEST's Current Reports on Form 8-K dated January 29, 1998, February 17, 1998, March 25, 1998 (as amended by Form 8-K/A filed April 13, 1998), April 17, 1998 and May 5, 1998;
(iii) Old U S WEST's Proxy Statement on Schedule 14A filed April 20, 1998; (iv) the description of Common Stock and preferred stock purchase rights of U S WEST contained in U S WEST's Registration Statement on Form 8-A filed on May 1, 1998 (as amended by Form 8-A/A filed May 12, 1998) and U S WEST's Registration Statement on Form 8-A filed May 12, 1998; (v) U S WEST's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and (vi) U S WEST's Current Report on Form 8-K dated May 15, 1998.

    All documents filed by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of the above documents (excluding exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein) may be obtained without charge from the Investor Relations, 1801 California Street, Denver, Colorado 80202 (telephone number 303-896-1277), upon request by any person to whom a copy of this Prospectus has been delivered.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

Description of Separation.................................................    1
U S WEST..................................................................    1
Shareowner Investment Plan................................................    1
  Advantages of the Plan..................................................    1
  Costs to Purchase and Sell Shares.......................................    2
  Plan Administration.....................................................    2
  Who can Join and How....................................................    3
  Effective Date of Enrollment............................................    3
  Investment Dates........................................................    4
  Optional Cash Payments and Payments Submitted with Authorization
    Forms.................................................................    4
  Sources and Price of Shares Purchased...................................    4
  Share Purchases.........................................................    4
  Safekeeping Service for Common Stock Certificates.......................    5
  Full or Partial Reinvestment of Cash Dividends..........................    5
  Statements of Account...................................................    6
  Certificates for Shares.................................................    6
  Termination of Plan Enrollment..........................................    6
  Transfer of Shares......................................................    7
  Voting of Shareowner Investment Plan Shares.............................    7
  Tax Consequences of Participation in the Plan...........................    7
  Stock Splits or Stock Dividends.........................................    8
  Limitations on Liability................................................    8
  Changes to Plan or Discontinuance.......................................    9
Use of Proceeds...........................................................    9
Experts...................................................................    9
Counsel...................................................................   10
Indemnification of Directors and Officers.................................   10
Available Information.....................................................   10
Incorporation of Documents by Reference...................................   11

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY U S WEST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                                                       [LOGO]

                           SHAREOWNER INVESTMENT PLAN

                              FEATURES OF THE PLAN

                            PURCHASE U S WEST, INC.
                                 COMMON SHARES

                           * BY REINVESTING DIVIDENDS

                         * BY MAKING OPTIONAL PAYMENTS

                              DATED JUNE 12, 1998

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Filing Fees....................  $ 147,961
Printing Registration Statement and Prospectuses..................     51,500*
Accountants' Fees.................................................     25,000*
Legal Fees, Including "Blue Sky" Fees and Expenses................     10,000*
                                                                    ---------
    Total.........................................................  $ 234,461*
                                                                    ---------
                                                                    ---------

------------------------

*   Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Registrant's board of directors to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directed, or otherwise.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    Exhibits identified in parentheses below are on file with the SEC, and are incorporated herein by reference to such previous filings.

EXHIBIT
NUMBER
------
(3-A)  Form of Restated Certificates of Incorporation of USW-C, Inc. (Exhibit
         3-A to Registration Statement No. 333-45765).
(3-B)  Form of Amended and Restated Bylaws of USW-C, Inc. (Exhibit 3-B to
         Registration Statement No. 333-45765)
(4-A)  Form of Rights Agreements between USW-C, Inc. and State Street Bank and
         Trust Company, as Rights Agent. (Exhibit 4-A to Registration Statement
         No. 333-45765)
  5    Opinion of Thomas O. McGimpsey, Senior Attorney and Assistant Secretary
         of USW-C, Inc. as to the legality of the securities to be issued.
 23-A  Consent of Arthur Andersen LLP.
 23-B  Consent of Coopers & Lybrand L.L.P.
 23-C  Consent of Thomas O. McGimpsey, Senior Attorney and Assistant Secretary
         of USW-C, Inc. is contained in opinion of counsel filed as Exhibit 5.
  24   Powers of Attorney executed by directors and officers who signed this registration statement.

ITEM 17.  UNDERTAKINGS.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

    The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertaking set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, USW-C, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 15TH DAY, OF MAY, 1998.

                                USW-C, Inc.

                                             By /s/ THOMAS O. MCGIMPSEY
                                     ------------------------------------------
                                                Thomas O. McGimpsey
                                                ASSISTANT SECRETARY

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

PRINCIPAL EXECUTIVE OFFICER:
  SOLOMON D. TRUJILLO*               President and Chief Executive
                                      Officer

PRINCIPAL FINANCIAL AND ACCOUNTING
OFFICER:
  ALLAN R. SPIES*                    Executive Vice President and Chief
                                      Financial Officer

DIRECTOR:
  SOLOMON D. TRUJILLO*

*By:

       /s/ THOMAS O. MCGIMPSEY
-------------------------------
      ASSISTANT SECRETARY
       ATTORNEY-IN-FACT

Dated: May 15, 1998

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION
------ ------------------------------------------------------------------------
(3-A)  Form of Restated Certificates of Incorporation of USW-C, Inc. (Exhibit
         3-A to Registration Statement No. 333-45765).

(3-B)  Form of Amended and Restated Bylaws of USW-C, Inc. (Exhibit 3-B to
         Registration Statement No. 333-45765)

(4-A)  Form of Rights Agreements between USW-C, Inc. and State Street Bank and
         Trust Company, as Rights Agent. (Exhibit 4-A to Registration Statement
         No. 333-45765)

  5    Opinion of Thomas O. McGimpsey, Senior Attorney and Assistant Secretary
         of USW-C, Inc. as to the legality of the securities to be issued.

 23-A  Consent of Arthur Andersen LLP.

 23-B  Consent of Coopers & Lybrand L.L.P.

 23-C Consent of Thomas O. McGimpsey, Senior Attorney and Assistant Secretary of USW-C, Inc. is contained in opinion of counsel filed as Exhibit 5.

  24   Powers of Attorney executed by directors and officers who signed this registration statement.